UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 29, 2016

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

94080

(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of Solazyme, Inc.’s continuing strategy to focus its operations on targeted, higher-value product categories, on January 29, 2016, Solazyme undertook another step in streamlining operations. This step included a reduction in headcount that is expected to reduce the number of employees by more than 20% when completed, and is concentrated in areas that are less essential to Solazyme’s core operational focus going forward.

This action follows the expansion of the Solazyme Bunge JV into food in October 2015 and the December 2015 consolidation of manufacturing operations. Collectively, and when fully implemented, the above initiatives are expected to reduce Solazyme’s annual cash burn, including investments in the Solazyme Bunge JV, by approximately $40 million. These sequential steps have been undertaken to leverage Solazyme’s assets to focus on higher-value products and markets, and Solazyme expects to follow them up with the announcement of additional growth-focused activities in these areas.

Solazyme anticipates recording a charge of approximately $1 million to $1.5 million in the first quarter of 2016 as a result of the foregoing headcount reductions. Solazyme ended December 31, 2015 with cash and cash equivalents of approximately $98 million, and expects to report full year-end financial results in early March 2016.

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: the size of the headcount reductions; the size and timing of the cash burn reductions; the size and timing of the costs resulting from the headcount reductions; the strategic focus of Solazyme; the timing of Solazyme’s report of full year-end financial results; and the ability of Solazyme to announce and implement growth-focused activities. When used herein, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied herein due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s ability to implement the operational changes; possible changes in the size and components of the headcount reduction or operational changes; and risks associated with Solazyme’s ability to achieve the benefits of the headcount changes and operations changes. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme. In addition, please refer to the documents that Solazyme files with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q, as updated from time to time, for a discussion of other factors that could cause Solazyme’s results to vary from expectations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Solazyme is not under any duty to update any of the information herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOLAZYME, INC.
(Registrant)

Date: January 29, 2016	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel